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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Swisher International, Inc.

Charlotte, North Carolina

     We consent to the incorporation of our report dated February 19, 1999 with respect to the consolidated financial statements of Swisher International, Inc. as of and for the year ended October 31, 1998 and 1997.

                                                 /s/ SCHARF PERA & CO.
                                          --------------------------------------
                                          Scharf Pera & Co.

February 19, 1999
Charlotte, North Carolina